Exhibit 99.1

AITX Projects Monthly Operating Cash Breakeven in January 2027 Ahead of
RAIA, SARA and ROAMEO Revenue Ramp

Expanded Cost and Cash Savings Program Exceeds $350,000 Per Month by February 2027
as the Company Narrows Its New Solution Focus to Three Core Platforms

Detroit, Michigan, October 20, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, today announced that it expects its monthly revenue to exceed its monthly operating costs, excluding debt service and device build expenditures, beginning in January 2027. Reaching that milestone could substantially reduce the Company's reliance on outside capital to fund day-to-day operations.

AITX
Artificial Intelligence Technology Solutions Inc.
Tough Decisions.
Lower Costs.
$350K+ Monthly
Cash Savings Target

The Company's projection rests on its expanded cash spend reductions and its recent revenue growth trend. It includes only modest contributions from SARA™ and ROAMEO™ and no revenue from RAIA™, the three platforms AITX expects to be the major drivers of its revenue growth in 2027.

Two Milestones

• January 2027: monthly operating cash breakeven. Revenue is expected to exceed monthly operating costs, excluding debt service and device builds, and to stay above them in the months that follow.

• Second calendar quarter of 2027: all-in cash breakeven. Revenue is expected to cover all monthly cash requirements, including scheduled debt service and the cost of building new devices, including ROAMEO units added to the fleet. Timing depends heavily on inventory cash needs.

Until the second milestone, the Company expects to keep using outside financing for debt service and device builds. The Company believes that reaching monthly operating cash breakeven may improve its access to non-dilutive financing, such as inventory or equipment financing.

What Gets Us There

The main driver is the Company's expanded cash savings program, which expands and replaces the $200,000 monthly target announced on August 3, 2026. Measured against the Company's August 2026 monthly expense run-rate, cash spend reductions are expected to reach about $345,000 per month in January 2027 and to exceed $350,000 per month from February 2027.

The program includes a reduction in workforce, vendor and operating cuts, salary deferrals by most team members, and changes to the timing of certain compensation payments. Deferred salary is accrued and remains payable, so that part of the savings is a shift in the timing of cash rather than a permanent cost reduction.

The Assumptions

• Revenue growth of about 2.7% per month. That is the pace implied by the Company's roughly 8% sequential revenue growth in its fiscal quarter ended August 31, 2026, as reported in its Form 10-Q. This net growth rate, after customer attrition, exceeds the Company's growth over the past twelve months, and the Company expects it to continue.

• Operating costs start from the Company's actual August and September 2026 cash spending, less the savings program. The Company's cash operating expenses in August and September 2026 were already below its average for the prior 12 months.

• Product mix. The January projection includes modest contributions from ROAMEO units in service and from SARA, and no RAIA revenue. The all-in projection adds a modest RAIA contribution beginning in spring 2027.

Update to the December Target

In August, the Company set a goal of positive operational cash flow in December 2026. The expanded program cuts deeper but phases in through year-end, including one-time separation costs, so the Company now expects to reach monthly operating cash breakeven one month later, in January 2027.

Focus to Scale

AITX is putting its engineering, sales and support behind three platforms: SARA (including SARA Alive, SARA Assess, SARA Agent and SARA Verified), RAIA and ROAMEO. RAIA is expected to launch in the coming weeks.

Development of the 4.5 versions of AVA™, ROSA™ and RIO™, and of SARA Health and Fix, has been paused. The Company has also discontinued its standalone SARA Connect mobile apps for iOS and Android.

"January is when we expect our lines to cross," said Steve Reinharz, CEO/CTO and founder of AITX and its subsidiaries. "After nearly a decade of building, our revenue is on track to cover the cost of running this company, and it gets there before SARA, ROAMEO and RAIA hit full stride. Those three platforms are where we win, and every dollar and every hour we have is now behind them. These were hard decisions that affected people who helped build RAD, and we don't take that lightly. We made them so AITX can grow on its own revenue instead of depending on the markets to fund day-to-day operations."

AITX intends to report its progress against these milestones in future updates.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

Important Information Regarding Projections and Management Measures

The January 2027 monthly operating cash breakeven projection and the second calendar quarter 2027 all in cash breakeven projection are management estimates based on current assumptions. They are not results already achieved, guarantees of future performance or projections of profitability under generally accepted accounting principles ("GAAP").

As used in this release, monthly operating cash breakeven compares projected monthly revenue with projected monthly cash operating expenditures, excluding debt service and device build expenditures. The all in cash breakeven projection additionally includes scheduled debt service and anticipated device build expenditures. These management measures differ from GAAP net income and net cash provided by or used in operating activities and should not be considered substitutes for those measures. Revenue recognized in a month does not necessarily equal cash collected in that month. Collection timing and other working capital requirements may therefore result in a need for financing even when projected revenue exceeds the expenditures included in these comparisons.  There can be no assurance that such financing will be available on acceptable terms or at all.

The projections assume approximately 2.7% monthly revenue growth, implementation of the anticipated cash spend reductions, and the product contributions described in this release. The assumed revenue growth rate exceeds the Company's growth over the preceding twelve months. Recent sequential growth does not establish that this rate will continue.

Projected cash spend reductions are measured against the Company's August 2026 monthly expense run rate and include both expense reductions and changes in payment timing. Salary deferrals and deferred compensation remain obligations of the Company and do not constitute permanent expense reductions or forgiveness of amounts owed. Payment of those obligations will require cash or other settlement and may affect the timing or continuation of either projected breakeven milestone.

Achievement of either milestone would not, by itself, establish GAAP profitability, eliminate accumulated liabilities or assure that the Company can fund all future requirements without additional financing. The Company continues to depend on outside financing, which may be dilutive.

Cautionary Disclosure About Forward Looking Statements

This press release contains forward looking statements, including statements regarding the Company's projected monthly operating cash breakeven beginning in January 2027 and its continuation thereafter; projected all in cash breakeven during the second calendar quarter of 2027; anticipated monthly revenue growth; projected cash spend reductions of approximately $345,000 in January 2027 and more than $350,000 beginning in February 2027; the implementation and effects of workforce reductions, vendor and operating reductions, salary deferrals and compensation payment changes; anticipated product launches, deployments and revenue contributions from SARA, ROAMEO and RAIA; the effects of concentrating resources on those platforms and pausing or discontinuing other development activities and applications; potential reductions in reliance on outside capital; potential access to inventory, equipment or other financing without equity dilution; and future progress updates.

These statements reflect management's current expectations and assumptions and are subject to significant risks and uncertainties. Actual results may differ materially. Risks include revenue growth below the assumed rate; customer attrition, cancellations or deployment delays; delays in billing or collections; product launch or commercialization delays; changes in product mix or margins; inventory, production and device build cash requirements exceeding estimates; cost reductions being delayed, smaller than anticipated or offset by separation costs and other expenditures; deferred compensation and other obligations becoming payable; reductions in staffing, development or outside services adversely affecting sales, execution, customer support or retention; and debt service, financing costs or other cash requirements exceeding projections.

The Company may not achieve either projected milestone within the stated period or sustain it once achieved. Financing without equity dilution may not be available, and additional equity or other financing may continue to dilute existing stockholders. Other material risks include the Company's history of losses, negative working capital, stockholders' deficit, substantial doubt regarding its ability to continue as a going concern, and the risks described in its most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Readers should not place undue reliance on these statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update them. This release does not constitute an offer to sell or the solicitation of an offer to buy securities. The Company does not qualify for the statutory safe harbor for forward looking statements under the Private Securities Litigation Reform Act of 1995.

Certain Information Regarding the Company's Financial Condition

The Company has not been profitable in any fiscal year of its operating history and has reported significant operating losses, negative working capital and a stockholders' deficit. Its independent auditor's report includes an explanatory paragraph expressing substantial doubt regarding the Company's ability to continue as a going concern. The Company's cash on hand is insufficient to fund operations for an extended period without additional financing. Such financing may not be available on acceptable terms or at all and may result in substantial dilution to existing stockholders.

The projections in this release do not eliminate these conditions or the Company's existing obligations. Investors should review the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2026, as amended, and subsequent SEC filings for additional information regarding its financial condition, financing arrangements and risks.

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Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/